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                                                                   Exhibit 10.16

              SECOND AMENDMENT TO STOCK RESTRICTION AND BUY-SELL
                                   AGREEMENT


     This Second Amendment to Stock Restriction and Buy-Sell Agreement (the "Amendment") is made as of the 2nd day of October, 1997 by and between John C. Sloan, Jorge Andrade, John W. Funk, Howard G. Buffett and The GSI Group, Inc., a Delaware corporation ("GSI").

     WHEREAS, the parties hereto are parties to that certain Stock Restriction and Buy-Sell Agreement dated as of June 6, 1996, as amended by the First Amendment to Stock Restriction and Buy-Sell Agreement dated as of July 15, 1997 (the "Agreement"), which Agreement imposes certain rights and restrictions on the Shareholders in connection with the sale or disposition of their Shares.

     WHEREAS, the parties hereto desire to amend the Agreement in accordance with the terms and conditions set forth below.

     NOW, THEREFORE, for and in consideration of the above premises and the mutual covenants and agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Section 9.6 of the Agreement is hereby amended by adding the following sentence after the second sentence thereof:

"So long as each of the Shareholders serve on the Board of Directors and is an employee of the Corporation, he shall receive the annual directors fees set out in the resolution adopted by the Board of Directors on October 1, 1997. As long as the Shareholders own the voting common stock set forth opposite their respective names in the Recital portion of this Agreement, the Shareholders shall vote in favor of dividend(s) in an amount sufficient to pay the income taxes of the Shareholders as set forth in Section 2.5(b) above plus an annual amount that is no less than $300,000.00."

     2. Section 5.1 of the Agreement is hereby amended by replacing the existing subsection (iii) with the following language:

     "(iii) an amount equal to: (a) with regard to Events arising as a result of a Shareholder's death or permanent disability, six (6) times, and with regard to Events arising as a result of a Shareholder's termination of employment with the Corporation or exercise of rights of first offer under Section 3.2 hereof, five (5) times, the Corporation's EBITDA (as defined below), minus (b) the principal balance of the Corporation's interest bearing debt (net of cash, cash equivalents or marketable securities) as of the date of the Event, divided by
(c) the total number of Shares
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outstanding as of the date of the Event."

and by adding the following language  after Section 5.1(iii):

     "(iv) an amount equal to: (a) with regard to Events arising as a result of a Shareholder's death or permanent disability, six (6) times, and with regard to Events arising as a result of a Shareholder's termination of employment with the Corporation or exercise of rights of first offer under Section 3.2 hereof, five (5) times, the Corporation's adjusted EBITDA (as defined below), minus (b) the principal balance of the Corporation's interest bearing debt (net of cash, cash equivalents or marketable securities) as of the date of the Event, divided by (c) the total number of Shares outstanding as of the date of the Event."

     3. A Section 5.6 is hereby added to the Agreement, which states as follows:

     "5.6 Adjusted EBITDA. The term "adjusted EBITDA" shall mean the same as EBITDA except that the term "Fiscal Period" shall mean (y) if the Event occurs during the first eight (8) months of any given fiscal year of the Corporation, the immediately preceding fiscal year of the Corporation and (z) if the Event occurs during the last four (4) months of any given fiscal year of the Corporation, the fiscal year of the Corporation in which the Event occurs."


     4.   A new Section 9.20 is added to the Agreement after existing Section
9.19:

     "9.20. Limitation on Corporation's Ability to Perform. The Corporation's obligation to purchase Shares hereunder and any other obligation related thereto is subject to the terms and conditions of the Indenture dated as of November 1, 1997 between the Corporation and LaSalle National Bank, as trustee, relating to the $100 million aggregate principal amount 10 1/4% Senior Subordinated Notes due 2007."

     5. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless the context in which such terms are used clearly indicates a contrary intention.

     6. Except as expressly amended herein, the Agreement shall remain unchanged and in full force and effect.

                                        The GSI Group, Inc.
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                                            By___/s/ Craig Sloan________
                                            Its   Chief Executive Officer



                                            ___/s/ Craig Sloan___________
                                            John C. Sloan



                                            ___/s/ Jorge Andrade_________
                                            Jorge Andrade



                                            ___/s/ John Funk_____________
                                            John W. Funk



                                            ___/s/ Howard Buffett_________
                                            Howard G. Buffett